Exhibit 10(d)

$15,000,000

Fixed/Floating Rate MMCapSSM

HUDSON UNITED CAPITAL TRUST II

PURCHASE AGREEMENT

New York, New York

March 28, 2003

SANDLER O’NEILL & PARTNERS, L.P.

919 Third Avenue

6th Floor

New York, New York 10022

Ladies and Gentlemen:

Hudson United Capital Trust II (the “Trust”), a statutory trust organized under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Delaware Act” ), and Hudson United Bancorp, a New Jersey corporation (the “Company” and together with the Trust, the “Offerors”), confirm their agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P., (the “Initial Purchaser”), with respect to the issue and sale by the Trust and the purchase by the Initial Purchaser of 15,000 Fixed/Floating Rate MMCapSSM (liquidation amount of $1,000 per security) of the Trust (the “Capital Securities”). The Capital Securities will be guaranteed by the Company to the extent provided in the Guarantee Agreement, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Guarantee Agreement”), between the Company, as guarantor, and Wilmington Trust Company, as guarantee trustee (the “Guarantee Trustee”), with respect to distributions and payments upon liquidation, redemption and otherwise.

The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase $15,464,000 aggregate principal amount of Fixed/Floating Rate Junior Subordinated Debt Securities due April 7, 2033 (the “Subordinated Debt Securities”) issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of the Closing Date (the “Declaration”), among the Company, as sponsor, the Administrators named therein (the “Administrators”), Wilmington Trust Company, as institutional trustee (the “Institutional Trustee”), Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to the Indenture, to be dated as of the Closing Date (the “Indenture”), between the Company and Wilmington Trust Company, as indenture trustee (the “Indenture Trustee”). The Indenture, the Guarantee Agreement, the Declaration, this Agreement are hereinafter referred to collectively as the “Operative Documents.”

SECTION 1 Representations and Warranties.

(a) The Trust and the Company, jointly and severally, represent and warrant to the Initial Purchaser and MM Community Funding IX, Ltd., of Capital Securities as of the date hereof and as of the Closing Date, and agree with the Initial Purchaser and MM Community Funding IX, Ltd., as follows:

(i) Similar Offerings. The Offerors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Capital Securities in a manner that would require the Capital Securities to be registered under the Securities Act of 1933, as amended (the “1933 Act”).

(ii) Incorporated Documents. The documents of the Company filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Exchange Act of 1934, as amended (the “1934 Act”), from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Agreement and on the Representation and Delivery Date (as defined in Section 3 below), do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party.

(iii) Independent Accountants. The accountants of the Company who certified the financial statements included in the 1934 Act Reports are independent public accountants of the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

(iv) Financial Statements and Information. The consolidated historical financial statements of the Company, together with the related schedules and notes, included in the 1934 Act Reports present fairly, in all material respects, the respective consolidated financial positions of the Company and its consolidated subsidiaries at the respective dates indicated, and the consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the respective periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the 1934 Act Reports present fairly, in all material respects, the information required to be stated therein and any pro forma financial statements and the related notes thereto included in the 1934 Act Reports present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the 1934 Act Reports, there has not been (A) any material adverse change in the condition, financial, regulatory or otherwise, or in the earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock.

(vi) Regulatory Enforcement Matters. Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(vii) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the financial statements referred to in Section 1(a)(iv) above and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the

Company and all of its subsidiaries since the date of the most recent balance sheet included in such financial statements.

(viii) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ix) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission and (C) are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(x) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has full power and authority under such laws to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under each of the Operative Documents to which it is a party; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(xi) Good Standing of the Subsidiaries. Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Company (a “Significant Subsidiary”) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered and has full power and authority under such laws to own, lease and operate its properties and to conduct its current and contemplated business; and the deposit accounts of each of the Company’s subsidiary banks are insured up to the applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.

(xii) Foreign Qualifications. Each of the Company and its subsidiaries is duly qualified as a foreign entity to transact business and is each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not singularly, or in the aggregate, in the reasonable judgment of the Company, be expected to result in a Material Adverse Effect.

(xiii) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock of the Company or its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws or code of regulations of the Company or any of its Significant Subsidiaries or under any agreement to which the Company or any of its Significant Subsidiaries is a party.

(xiv) Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as provided in the Declaration, to enter into and perform its obligations under the Operative Documents to which it is a party, and to issue the Capital Securities and the Common Securities; the Trust is not a party to or otherwise bound by any agreement other than the Operative Documents to which it is a party; and the Company will use its best efforts to ensure that Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

(xv) Authorization of Common Securities. The Common Securities have been duly authorized, issued and executed in accordance with the Declaration and are validly issued and fully paid and nonassessable undivided common beneficial ownership interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date, all of the issued and outstanding Common Securities of the Trust are owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

(xvi) Authorization of Capital Securities. The Capital Securities have been duly authorized, issued and executed and, when authenticated in accordance with the Declaration and delivered by the Trust against payment therefor as provided herein will be validly issued and fully paid and nonassessable undivided preferred beneficial ownership interests in the assets of the Trust; the issuance of the Capital Securities is not be subject to preemptive or other similar rights; and the Capital Securities are in the form contemplated by, and will be entitled to the benefits of, the Declaration.

(xvii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Offerors.

(xviii) Authorization of Declaration. The Declaration has been duly authorized, executed and delivered by the Company and the Administrators, and assuming due authorization, execution and delivery of the Declaration by the Institutional Trustee and the Delaware Trustee, the Declaration will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(xix) Authorization of Guarantee Agreement. The Guarantee Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee, the Guarantee Agreement will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

(xx) Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

(xxi) Authorization of Subordinated Debt Securities. The Subordinated Debt Securities have been duly authorized, executed and delivered by the Company and, when authenticated in accordance with the Indenture will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Subordinated Debt Securities are in the form contemplated by, and will be entitled to the benefits of, the Indenture; and the Company has no present intention to exercise its option to defer payments of interest on the Subordinated Debt Securities as provided in the Indenture.

(xxii) Authorization of Administrators. Each of the Administrators of the Trust is an officer or employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

(xxiii) Not an Investment Company. Neither the Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom neither the Trust nor the Company will be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv) Absence of Defaults and Conflicts. The Trust is not in violation of the trust certificate of the Trust filed with the State of Delaware (the “Trust Certificate”) or the Declaration, and neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or code of regulations; none of the Trust, the Company or any subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that, in the reasonable judgment of the Company, are not expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, the issuance, sale and delivery of the Capital Securities and the Subordinated Debt Securities, the consummation of the transactions contemplated by the Operative Documents, and compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and the Trust, and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any properties or assets of the Trust, the Company or any of its Significant Subsidiaries pursuant to any of the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or code of regulations of the Company or any of its Significant Subsidiaries or the Declaration or the Trust Certificate, or violation by the Company or any of its Significant Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its Significant Subsidiaries or their respective properties or assets (collectively, “Governmental Entities”). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its Significant Subsidiaries prior to its scheduled maturity.

(xxv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

(xxvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust or the Company or any of its subsidiaries, which, in the reasonable judgment of the Trust or the Company, is expected to result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, are not, in the reasonable judgment of the Company or the Trust, expected to result in a Material Adverse Effect.

(xxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(xxviii) Possession of Licenses and Permits. Each of the Trust, the Company and the subsidiaries of the Company possesses such permits, orders, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it that is material to the Trust or the Company and its subsidiaries considered as one enterprise; each of the Trust, the Company and the subsidiaries of the Company is in compliance with the terms and conditions of all of its Governmental Licenses, except where the failure so to comply, in the reasonable judgment of the Company, is not expected to, singularly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, in the reasonable judgment of the Company, is not expected to have a Material Adverse Effect; and none of the Trust, the Company or any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singularly or in the aggregate, in the reasonable judgment of the Company or the Trust, is expected to result in a Material Adverse Effect.

(xxix) Title to Property. Each of the Trust, the Company and the subsidiaries of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except such as, in the reasonable judgment of the Trust or the Company, singularly or in the aggregate, are not expected to result in a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except when the failure of such leases and subleases to be in full force and effect, in the reasonable judgment of the Company, singularly or in the aggregate, is not expected to have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any of the leases or subleases under which the Trust, the Company or any subsidiary of the Company holds properties, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except when such claim, in the reasonable judgment of the Company, singularly or in the aggregate, is not expected to have a Material Adverse Effect.

(xxx) Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Capital Securities.

(xxxi) No General Solicitation. Neither the Trust or the Company nor any of their Affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Offerors make no representation) has engaged or will engage, in connection with the offer and sale of the Capital Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxii) No Directed Selling Efforts. Neither the Trust or the Company nor any of their Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Offerors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the 1933 Act (“Regulation S”) with respect to the offer and sale of the Capital Securities.

(xxxiii) No Registration. Subject to compliance by the Initial Purchaser with the relevant provisions of Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Capital Securities by the Trust and the subsequent sale of the Capital Securities by the Initial Purchaser to the Transferees (as defined in Section 2(a) below) in the manner contemplated by this Agreement to register the Capital Securities, the guarantee as described in the Guarantee Agreement or the Subordinated Debt Securities under the 1933 Act or to qualify the Declaration, the Guarantee Agreement or the Indenture under the Trust Indenture Act of 1939, as amended.

(xxxiv) No Integration. Except with respect to the offer and sale of capital securities by Hudson United Capital Trust I, a statutory trust created under the laws of Delaware, to Trapeza CDO II, LLC on March 31, 2003, within the period of the preceding six months prior to the date hereof, neither the Company or the Trust nor any other person acting on behalf of the Company or the Trust has offered or sold to any person any Capital Securities, or any securities of the same or a similar class as the Capital Securities, other than the Capital Securities referred to herein.

(b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any of its subsidiaries and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Initial Purchaser as to the matters covered thereby.

SECTION 2 Purchase and Sale; Closing.

(a) The Offerors agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Offerors, at the purchase price of $1,000 per Capital Security, an aggregate of 15,000 Capital Securities on March 28, 2003, it being understood that the Initial Purchaser intends to transfer the Capital Securities to MM Community Funding IX, Ltd., a newly formed company with limited liability incorporated under the laws of the Cayman Islands, and any other subsequent purchasers as selected by the Initial Purchaser (the “Transferees”). In addition, the Offerors agree that MM Community Funding IX, Ltd. shall be entitled to the benefit of, and to rely on, the provisions of this Agreement to the extent such provisions address or relate to MM Community Funding IX, Ltd. or the Capital Securities to be purchased by MM Community Funding IX, Ltd.

(b) Deliveries of certificates for the Capital Securities shall be made by the Trust to or on behalf of the Initial Purchaser at the offices of Cleary, Gottlieb, Steen & Hamilton in the City of New York, and payment of the purchase price for the Capital Securities shall be made by the Initial Purchaser to the Trust by wire transfer of immediately available funds to a bank designated by the Company upon authorization by the Initial Purchaser against delivery of the Capital Securities in the manner agreed between the Trust and the Initial Purchaser, in each case on the Closing Date.

Certificates for the Capital Securities in the aggregate liquidation amount thereof shall be registered in the name of the Initial Purchaser.

(c) As compensation to the Initial Purchaser for its services and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay on the Closing Date to the Initial Purchaser in immediately available funds a commission of $30.00 per Capital Security to be delivered by the Trust hereunder on the Closing Date.

(d) In performing its duties under this Agreement, the Initial Purchaser shall be entitled to rely upon any notice, signature or writing which the Initial Purchaser shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Initial Purchaser may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees. In addition, in connection with the performance of its duties under this Agreement, the Initial Purchaser shall not be liable for any error of judgment or any action taken or omitted to be taken unless it was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Initial Purchaser to expend or risk its own funds or otherwise incur any financial liability on behalf of the Transferees in connection with the performance of any of its duties hereunder. The Initial Purchaser shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

SECTION 3 Notice of Material Events. The Offerors covenant with the Initial Purchaser and MM Community Funding IX, Ltd. that, prior to the date of the sale of the Capital Securities to MM Community Funding IX, Ltd. (the “Representation and Delivery Date”), the Offerors will immediately notify the Initial Purchaser, and confirm such notice in writing, of any event or development that, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

SECTION 4 Payment of Expenses. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company, as borrower under the Subordinated Debt Securities, will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, issuance and delivery of the certificates for the Capital Securities and Subordinated Debt Securities, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, and (iii) after the Closing Date and, subject to the terms agreed upon in the Letter of Intent dated January 29, 2003 between the Company and the Placement Agent, the fees and disbursements of counsel for any trustee appointed under any of the Operative Documents.

SECTION 5 Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser on the Closing Date are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Administrator of the Trust or any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for the Offerors. On the Closing Date, the Initial Purchaser and MM Community Funding IX, Ltd. shall have received the favorable opinion, dated as of the Closing Date, of Pitney, Hardin, Kipp & Szuch LLP, special counsel for the Offerors, in substantially the form set out in Annex A hereto, in form and substance reasonably satisfactory to counsel for the Initial Purchaser. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Administrators of the Trust, officers of the Company or any of its subsidiaries and public officials.

(b) Opinion of Special Delaware Counsel for the Trust. On the Closing Date, the Initial Purchaser and MM Community Funding IX, Ltd. shall have received the favorable opinion, dated as of the Closing Date, of Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Trust, in substantially the form set out in Annex B hereto, in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

(c) Opinion of Special Tax Counsel for the Offerors. On the Closing Date, the Initial Purchaser and MM Community Funding IX, Ltd. shall have received an opinion, dated as of the Closing Date, of Pitney, Hardin, Kipp & Szuch LLP, special tax counsel for the Offerors, that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (ii) the Subordinated Debt Securities will constitute indebtedness of the Company for United States federal income tax purposes, in substantially the form set out in Annex C hereto. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

(d) Opinion of Counsel to the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee. On the Closing Date, the Initial Purchaser and MM Community Funding IX, Ltd. shall have received the favorable opinion, dated as of the Closing Date, of Morris, James, Hitchens & Williams LLP, counsel for the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee, in substantially the form set out in Annex D hereto, in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

(e) Certificates. On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the 1934 Act Reports, any Material Adverse Effect, and the Initial Purchaser and MM Community Funding IX, Ltd. shall have received a certificate of the Chairman, the Chief Executive Officer, the President, any Executive Vice President or any Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and a certificate of an Administrator of the Trust, dated as of the Closing Date, to the effect that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied on or prior to the Closing Date.

(f) Maintenance of Ratings. Between the date of this Agreement and the Representation and Delivery Date, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Company’s debt securities or preferred stock by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Company’s debt securities or preferred stock.

(g) Additional Documents. On the Representation and Delivery Date, the Initial Purchaser and MM Community Funding IX, Ltd. shall have been furnished such documents and opinions as they may reasonably request in connection with the issue and sale of the Capital Securities; and all proceedings taken by the Offerors in connection with the issuance, sale and resale of the Capital Securities shall be satisfactory in form and substance to the Initial Purchaser and MM Community Funding IX, Ltd

(h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Offerors at any time on or prior to the Representation and Delivery Date. If the sale of the Capital Securities by the Initial Purchaser to MM Community Funding IX, Ltd. is not consummated because any condition set forth in Section 5(a), (b), (c), (d), (e), (f) or (h) is not satisfied, because of any termination pursuant to Section 10(a) hereof or because of any refusal, inability or failure on the part of the Offerors to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Initial Purchaser upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Initial Purchaser in connection with the proposed sale. In addition, such termination shall be subject to Section 4 hereof and Sections 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6 Offers and Sales of the Capital Securities.

(a) Offer and Sale Procedures. The Initial Purchaser and the Offerors hereby establish and agree to observe the following provisions with respect to the offer, issue and sale of the Capital Securities:

(i) Offers and Sales only to the Transferees. Offers and sales of the Capital Securities will be made only to the Transferees in a transaction not requiring registration under the 1933 Act.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offer and sale of the Capital Securities.

(iii) No Directed Selling Efforts. No directed selling efforts (within the meaning of Regulation S) will be used with respect to the offer and sale of the Capital Securities.

(iv) Transferee Notification. Prior to or contemporaneously with the purchase of the Capital Securities by the Transferees, the Initial Purchaser will take reasonable steps to inform the Transferees that the Capital Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in accordance with an exemption from registration under the 1933 Act and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (y) Regulation S to a non-U.S. person in an offshore transaction or (z) any other available exemption from registration under the 1933 Act (including the exemption provided by Rule 144).

(b) Covenants of the Offerors. Each of the Offerors, jointly and severally, covenant with the Initial Purchaser and MM Community Funding IX, Ltd. as follows:

(i) Due Diligence. In connection with the initial purchase of the Capital Securities, the Offerors agree that, prior to the Representation and Delivery Date, the Initial Purchaser and MM Community Funding IX, Ltd. shall have the right to make reasonable inquiries into the business of the Trust, the Company and the subsidiaries of the Company. The Offerors also agree to provide answers to the Initial Purchaser and MM Community Funding IX, Ltd., if requested, concerning the Trust, the Company and the subsidiaries of the Company (to the extent that such information is available or can be acquired and made available without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offer and sale of the Capital Securities and the Subordinated Debt Securities.

(ii) Integration. The Offerors agree that they will not, and will cause their Affiliates not to, make any offer or sale of securities of the Offerors of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.

(iii) Restriction on Repurchases. Until the expiration of two (2) years (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Capital Securities, the Offerors will not, and will cause their Affiliates not to, purchase or agree to purchase or otherwise acquire any Capital Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise, unless, immediately upon any such purchase, the Offerors or any Affiliate shall submit such Capital Securities to the Institutional Trustee for cancellation.

SECTION 7 Indemnification.

(a) Indemnification of the Initial Purchaser and MM Community Funding IX, Ltd. The Offerors agree, jointly and severally, to indemnify and hold harmless: (x) the Initial Purchaser and MM Community Funding IX, Ltd., (y) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Initial Purchaser or MM Community Funding IX, Ltd. (each such person, a “controlling person”) and (z) the respective partners, directors, officers, employees and agents of the Initial Purchaser and MM Community Funding IX, Ltd. or any such controlling person, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, relating to or arising out of, or based upon, in whole or in part, (A) any untrue statement or alleged untrue statement of a material fact included in the 1934 Act Reports, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) any untrue statement or alleged untrue statement of material fact contained in any information (whether written or oral) or documents executed in favor of or furnished or made available to the Initial Purchaser or MM Community Funding IX, Ltd. by the Offerors; (C) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of or furnished or made available to the Initial Purchaser or MM Community Funding IX, Ltd. by the Offerors a material fact necessary to make the statements therein not misleading; or (D) the breach or alleged breach of any representation, warranty and agreement of any Offeror contained herein;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement; provided, that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Offerors; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the Company shall indemnify and hold harmless the Trust against any and all loss, liability, claim, damage and expense whatsoever, as incurred, which is due from the Trust pursuant to the foregoing.

(b) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by the Initial Purchaser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party with respect to those fees and expenses of counsel that it determines in good faith are reasonable and (2) provides written notice within 10 days after receipt of the request for reimbursement to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 8 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 7 hereof is for any reason held to be unenforceable for the benefit of an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Initial Purchaser, on the other hand, from the offer and sale of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements, omissions or breaches which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Offerors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offer and sale of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Capital Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Initial Purchaser for services bear to the aggregate of such net proceeds and commissions.

The Offerors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the total commissions received by it.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, MM Community Funding IX, Ltd., each person, if any, who controls the Initial Purchaser or MM Community Funding IX, Ltd. within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of the Initial Purchaser, MM Community Funding IX,

Ltd. or any such controlling person shall have the same rights to contribution as the Initial Purchaser, while each officer and director of the Company, each Trustee of the Trust and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Offerors.

SECTION 9 Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or Trustees of the Trust submitted pursuant hereto shall remain operative and in full force and effect, and shall survive delivery of the Capital Securities by the Trust.

SECTION 10 Termination of Agreement.

(a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Offerors, at any time on or prior to the Closing Date if, since the time of execution of this Agreement or, in the case of (i), since the respective dates as of which information is given in the 1934 Act Reports, (i) there has occurred any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or any national stock exchange or market on or in which such securities are traded or quoted, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers or any other governmental authority, or (iv) a banking moratorium has been declared by United States federal, Delaware or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 and Section 5 hereof, and provided further that Sections 1, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to Sandler O’Neill & Partners, L.P. as follows: 919 Third Avenue, 6th Floor, New York, New York 10022, Attention: Thomas W. Killian, Principal, with a copy to Cleary, Gottlieb, Steen & Hamilton, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Kenneth L. Bachman, Esq.; and notices to the Offerors shall be directed to Hudson United Bancorp, 1000 MacArthur Blvd., Mahwah, NJ 07430, Attention: William A. Houlihan, with a copy to Pitney, Hardin, Kipp & Szuch LLP, P.O. Box 1945, Morristown, NJ 07962-1945, Attention: Ronald H. Janis, Esq.

SECTION 12 Parties. This Agreement shall inure to the benefit of and be binding upon each of the Initial Purchaser and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser, the Transferees and the Offerors, and their respective successors and the controlling persons and other persons referred to in Sections 1, 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser, the Transferees and the Offerors and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 14 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Offerors in accordance with its terms.

Very truly yours, HUDSON UNITED BANCORP

By:
Name:
Title:

HUDSON UNITED CAPITAL TRUST II

By:
Name:
Title:	Administrator

CONFIRMED AND ACCEPTED,

as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
Title:

ANNEX A

Pursuant to Section 5(a) of the Purchase Agreement, special counsel for the Offerors shall deliver an opinion in substantially the following form:

1. The Company is incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey.

2. The Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (ii) issue and perform its obligations under the Subordinated Debt Securities.

3. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

4. The Bank is validly existing and in good standing under the laws of the jurisdiction of its organization, and to the best of our knowledge, all of the issued and outstanding shares of capital stock of the Bank are owned of record by the Company, directly or through subsidiaries.

5. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation up to the maximum amount allowable under applicable law and to the best of our knowledge no proceeding for the termination of such insurance is pending or threatened.

6. Each of the Company and the Bank (i) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business and (ii) holds all approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to be so qualified or to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not singularly, or in the aggregate have a Material Adverse Effect.

7. No consent, approval, authorization or order of or filing, registration or qualification with any Governmental Entity is required in connection with the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated thereby except as have already been obtained or made.

8. The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a valid and binding instrument of each of the Company and the Trust, enforceable against each of the Company and the Trust in accordance with its terms.

9. The Amended Declaration has been duly authorized, executed and delivered by the Company and the Administrators.

10. Each of the Guarantee Agreement and the Indenture has been duly authorized, executed, and delivered by the Company and, assuming due authorization, execution

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and delivery by the Guarantee Trustee and the Indenture Trustee, respectively, constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms.

11. The Debt Securities have been duly authorized for issuance by the Company pursuant to the Indenture and, when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with the Debenture Subscription Agreement, will constitute valid and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

12. The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of the Bank, the Amended Declaration or the Certificate of Trust, the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries, or any law or administrative regulation of any state applicable to the Company.

13. Assuming (i) the accuracy of the representations and warranties, and compliance with the agreements, contained in the Purchase Agreement and (ii) that the Capital Securities are sold in the manner contemplated by, and in accordance with, the Purchase Agreement and the Amended Declaration, it is not necessary in connection with the offer, sale and delivery of the Capital Securities by the Trust to the Initial Purchaser or the resale by the Initial Purchaser to the Transferees to register the Capital Securities, the Guarantee Agreement or the Debt Securities under the 1933 Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended.

14. Neither the Company nor the Trust is, and, following the issuance of the Capital Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, neither the Company nor the Trust will be, an “investment company” or entity “controlled” by an “investment company,” required to be registered under the Investment Company Act of 1940, as amended.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of New York, the corporate laws of the State of Delaware and the Federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than New York and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to you and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

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ANNEX B

Pursuant to Section 5(b) of the Purchase Agreement, special Delaware counsel for the Trust shall deliver an opinion in substantially the following form:

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Act.

2. The Declaration constitutes a valid and binding obligation of the Sponsor and Trustees party thereto, enforceable against such Sponsor and Trustees in accordance with its terms.

3. Under the Act and the Declaration, the Trust has the requisite trust power and authority (i) to own its properties and conduct its business, all as described in the Declaration, (ii) to execute and deliver, and perform its obligations under, the Trust Documents, (iii) to authorize, issue, sell and perform its obligations under its Trust Securities, and (iv) to purchase and hold the Debentures.

4. The Capital Securities of the Trust have been duly authorized for issuance by the Trust and, when issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor in accordance with the Declaration, will be validly issued and, subject to the qualifications set forth in paragraph 5 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and the Capital Security Holders will be entitled to the benefits provided by the Declaration.

5. Each Capital Security Holder, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that the Capital Security Holders may be required to make payment or provide indemnity or security as set forth in the Declaration.

6. Under the Declaration and the Act, the issuance of the Trust Securities of the Trust is not subject to preemptive rights.

7. The Common Securities of the Trust have been duly authorized for issuance by the Trust and, when issued and executed in accordance with the Declaration and delivered against payment therefor in accordance with the Declaration and the Common Securities Subscription Agreement, will be validly issued undivided beneficial interests in the assets of the Trust and the Common Security Holders will be entitled to the benefits provided by the Declaration.

8. Under the Declaration and the Act, the execution and delivery by the Trust of the Trust Documents, and the performance by the Trust of its obligations thereunder, have been duly authorized by the requisite trust action on the part of such Trust.

9. The issuance and sale by the Trust of its Trust Securities, the execution, delivery and performance by the Trust of the Trust Documents, the consummation by the Trust of the transactions contemplated by the Trust Documents, and the compliance by the Trust with

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its obligations thereunder are not prohibited by (i) the Declaration or the Certificate, or (ii) any law or administrative regulation of the State of Delaware applicable to such Trust.

10. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale by the Trust of its Trust Securities, the due authorization, execution and delivery by the Trust of the Trust Documents or the performance by the Trust of its obligations under the Trust Documents.

11. The Capital Security Holders (other than those Capital Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

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ANNEX C

Pursuant to Section 5(c) of the Purchase Agreement, special tax counsel for the Offerors shall deliver an opinion in substantially the following form:

We have acted as special tax counsel to Hudson United Bancorp, a New Jersey corporation (the “Company”), in connection with the offer and sale by Hudson United Capital Trust II (the “Trust”) of 15,000 Fixed/Floating Rate MMCapSSM (liquidation amount $1,000 per capital security) (the “Capital Securities”). The Capital Securities represent undivided beneficial ownership interests in $15,464,000 in aggregate principal amount of Fixed/Floating Rate Junior Subordinated Debt Securities due 2033 of the Company (the “Subordinated Debt Securities”). This opinion letter is furnished pursuant to Section 5(c) of the Purchase Agreement dated March 28, 2003, between the Company, the Trust and you.

In arriving at the opinions expressed below we have examined executed copies of (i) the Amended and Restated Declaration of Trust of the Trust dated the date hereof (the “Declaration”), and (ii) the Indenture relating to the issuance of the Subordinated Debt Securities dated the date hereof (the “Indenture”) (together, the “Operative Documents”). In addition, we have made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.

It is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Subordinated Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company.

It is our opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.

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ANNEX D

Pursuant to Section 5(d) of the Purchase Agreement, counsel to the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee shall deliver an opinion in substantially the following form:

1. Wilmington Trust Company, (“WTC”), is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents.

2. The execution, delivery, and performance by WTC of the Transaction Documents have been duly authorized by all necessary corporate action on the part of WTC, and the Transaction Documents have been duly executed and delivered by WTC.

3. The execution, delivery and performance of the Transaction Documents by WTC and the consummation of any of the transactions by WTC contemplated thereby are not prohibited by (i) the Charter or Bylaws of WTC, (ii) any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, or (iii) to our knowledge (based and relying solely on the Officer Certificates), any agreements or instruments to which WTC is a party or by which WTC is bound or any judgments or order applicable to WTC.

4. The Debentures delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Debenture Trustee, in accordance with the Corporation Order. The Capital Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Institutional Trustee, in accordance with the Trust Order.

5. None of the execution, delivery and performance by WTC of the Transaction Documents and the consummation of any of the transactions by WTC contemplated thereby requires the consent, authorization, order or approval of, the withholding of objection on the part of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency, under any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, except for the filing of the Certificate for the Trust with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act 12 Del.C. §3801, et seq. (which filing has been duly made).

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